SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this "*Agreement*"), dated effective as of January 31, 2012, is by and between Kinbasha Gaming International, Inc., a Florida corporation (the "***Company***"), and Mr. Naoki Kawata (and/or his offshore non US designee)("***Purchaser***").

WHEREAS:

A. Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and subject to the conditions stated in this Agreement, 389,610 post 1 for 12 reverse split restricted shares of the Company's Common Stock (the "Shares").

B. The sale of the Securities to the Purchasers will be effected in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, and in reliance on SEC Regulation S there under.

F. Purchaser has wired its purchase price for the Shares to the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

1. *PURCHASE AND SALE OF SHARES.*

1.1 Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell, and Purchaser agrees to purchase, 389,610 1 for 12 reverse split Common Shares of the Company, for cash in the amount of JPY15,000,000, which equates to approximately US$0.50 per shares.

1.2 Full payment of each Purchaser's Purchase Price has been made by wire transfer of immediately available funds to the Company).

1.3 As soon as the Company completes its 1 for 12 reverse split of its Common stock, the shares will be issued to Purchaser.

2. *REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.*

Purchaser represents and warrants to the Company, with respect to itself (and any Purchaser designee), and agrees with the Company, that:

2.1 No Public Sale or Distribution. Purchaser is acquiring the Shares being purchased by it in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales that are registered under the Securities Act or are exempt from the requirement to be registered

thereunder. Such Purchaser does not presently have any agreement, arrangement or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; *provided, however*, that in making such representations, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption under the Securities Act.

2.2 Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

2.3 Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

2.4 Information. Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Purchaser. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained herein. Purchaser understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Purchaser has had the opportunity to seek accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

2.5 No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

2.6 Transfer or Resale. Such Purchaser understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, (collectively, "***Rule 144***"); (ii) any sale of the Securities made in reliance on Rule

144 may be made only in accordance with the terms of Rule 144 and, further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through which the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

2.7 Legends. Purchaser understands that until the certificates representing the Shares have been registered under the Securities Act, the certificates representing the Shares, except as set forth below, shall bear any legend required by the "blue sky" laws of any state and a restrictive legend under US Federal securities laws.

2.8 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Purchaser and, when executed by both parties hereto, shall constitute the legal, valid and binding obligation of Purchaser and the Company enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

2.9 Residency. Neither Purchaser (nor any Purchaser Designee), is a US citizen or a US resident, and all negotiations leading to this Agreement, and its consummation, have and will occur outside of US jurisdiction.

3. *REPRESENTATIONS AND WARRANTIES OF THE COMPANY.*

The Company hereby represents and warrants to Purchaser, and agrees with Purchaser:

3.1 Organization and Qualification. The Company and its Subsidiaries are corporations or other legal entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite power and authority (corporate or otherwise) to own their properties and to carry on their business as now being conducted. .

3.2 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, including, with respect to the Company, its obligation to issue the Securities in accordance with the terms hereof. The execution and delivery of this Agreement, and the issuance of the Shares to Purchaser immediately after consummation of a 1 for 12 reverse common stock split, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company or its Board of Directors or stockholders. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy,

insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first written above.

COMPANY:

KINBASHA GAMING INTERNATIONAL, INC.

By: Masatoshi Takahama

Name: Masatoshi Takahama

Title: Chief Executive Officer

PURCHASER:

Mr. Naoki Kawata: 河田直樹